EXHIBIT (11)
                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our report dated March 3, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A 2-72836) of General Money Market Fund, Inc.




                                               ERNST & YOUNG LLP


New York, New York
November 21, 1997